Exhibit 10.4
FORM OF

NON-QUALIFIED STOCK OPTION AGREEMENT
FOR EMPLOYEES
UNDER THE BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
2009 STOCK OPTION AND INCENTIVE PLAN

Name of Optionee:
No. of Option Shares:
Option Exercise Price per Share: $
Grant Date:
Expiration Date:

Pursuant to the Boston Private Financial Holdings, Inc. 2009 Stock Option and Incentive Plan as amended through the date hereof (the “Plan”), Boston Private Financial Holdings, Inc. (the “Company”) hereby grants to the Optionee named above an option (the “Stock Option”) to purchase on or prior to the Expiration Date specified above all or part of the number of shares of Common Stock, par value $1.00 per share (the “Stock”) of the Company specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth herein and in the Plan. This Stock Option is not intended to be an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended. The Optionee shall forfeit this entire Stock Option (whether vested or unvested) if the Optionee does not sign and deliver to the Company a copy of the Non-Solicitation and Confidentiality Agreement provided herewith (the “Non-Solicitation Agreement”) or acknowledge, in writing on such form provided by the Company, any similar covenants and obligations under an existing agreement with the Company or its Subsidiary, in either case within 30 days of the Grant Date.
1.     Exercisability Schedule. No portion of this Stock Option may be exercised until such portion shall have become exercisable. Except as set forth below, and subject to the discretion of the Administrator (as defined in Section 2 of the Plan) to accelerate the exercisability schedule hereunder, this Stock Option shall be exercisable with respect to the following number of Option Shares on the dates indicated, so long as the Optionee remains an employee of the Company or a Subsidiary through each such date:

Incremental Number of Option Shares Exercisable	Exercisability Date

Notwithstanding the foregoing or Sections 3(c) or 19 of the Plan, and notwithstanding the provisions of any employment or other agreement between the Grantee and Company or any Subsidiary that is in effect as of the date hereof, (i) (x) in the event that a Change of Control (as defined in Section 19 of the Plan) or Sale Event (as defined in Section 3(c) of the Plan) occurs under which this Stock Option is assumed or continued by the successor entity in such Change of Control or Sale Event or substituted with a new award of such successor (in accordance with Section 3(c) of the Plan), and (y) the Optionee’s employment by the Company or a Subsidiary (or such successor in the Change of Control or Sale Event) is terminated without Cause (as defined below) within 24 months following the effective date of such Change of Control or Sale Event, then, this Stock Option shall be immediately exercisable in full, whether or not exercisable at such time; and (ii) in the event of a Change of Control or Sale Event under which this Stock Option is not assumed or continued by the successor entity in such Change of Control or Sale Event or substituted with a new award of such successor, this Stock Option shall become immediately exercisable in full, whether or not exercisable at such time, subject to the provisions of the Plan, as of the effective time of such Change of Control or Sale Event. Once exercisable, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.
2.     Manner of Exercise.
(a)     The Optionee may exercise this Stock Option only in the following manner: from time to time on or prior to the Expiration Date of this Stock Option, the Optionee may give written or electronic notice to the Administrator through the Company’s Stock Plan Administration System of his or her election to purchase some or all of the Option Shares purchasable at the time of such notice and specifying the number of Option Shares to be purchased.
Payment of the purchase price for the Option Shares may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the Optionee on the open market or that are beneficially owned by the Optionee and are not then subject to any restrictions under any Company plan and that otherwise satisfy any holding periods as may be required by the Administrator; (iii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; (iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price, or (v) a combination of (i), (ii), (iii) and (iv) above. Payment instruments will be received subject to collection.
The transfer to the Optionee on the records of the Company or of the transfer agent of the Option Shares will be contingent upon (i) the Company’s receipt from the Optionee of the full purchase price for the Option Shares, as set forth above, (ii) the fulfillment of any other requirements contained herein or in the Plan or in any other agreement or provision of laws, and (iii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Stock Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations. In the event the Optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Optionee upon the exercise of the Stock Option shall be net of the Shares attested to.
(b)     The shares of Stock purchased upon exercise of this Stock Option shall be transferred to the Optionee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.
(c)     The minimum number of shares with respect to which this Stock Option may be exercised at any one time shall be 100 shares, unless the number of shares with respect to which this Stock Option is being exercised is the total number of shares subject to exercise under this Stock Option at the time.
(d)     Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.
3.     Termination of Employment. If the Optionee’s employment by the Company or a Subsidiary (as defined in the Plan) is terminated, the period within which to exercise the Stock Option may be subject to earlier termination as set forth below.
(a)     Termination for Cause. If the Optionee’s employment terminates for Cause, any portion of this Stock Option outstanding on such date, whether vested or unvested, shall terminate immediately and be of no further force and effect. For purposes hereof, “Cause” shall mean, unless otherwise provided in an employment or other agreement between the Company and the Optionee, a determination by the Administrator that the Optionee shall be dismissed as a result of (i) any material breach by the Optionee of any agreement between the Optionee and the Company; (ii) the conviction of, indictment for or plea of nolo contendere by the Optionee to a felony or a crime involving moral turpitude; or (iii) any material misconduct or willful and deliberate non-performance (other than by reason of disability) by the Optionee of the Optionee’s duties to the Company.
(b)     Termination Due to Death. If the Optionee’s employment terminates by reason of the Optionee’s death, any portion of this Stock Option outstanding on such date shall become fully exercisable and may thereafter be exercised by the Optionee’s legal representative or legatee for a period of 24 months from the date of the Optionee’s death or until the Expiration Date, if earlier.
(c)     Termination by Reason of Retirement. If the Optionee’s employment terminates by reason of the Optionee’s Retirement (as defined in Section 1 of the Plan), any portion of this Stock Option outstanding on such date shall become fully exercisable and may thereafter be exercised by the Optionee for a period of 24 months from the date of termination or until the Expiration Date, if earlier.
(d)     Termination Due to Disability. If the Optionee’s employment terminates by reason of the Optionee’s disability (as determined by the Administrator), any portion of this Stock Option outstanding on such date shall become fully exercisable and may thereafter be exercised by the Optionee for a period of 12 months from the date of termination or until the Expiration Date, if earlier.
(e)     Other Termination. If the Optionee’s employment terminates for any reason other than the Optionee’s death, the Optionee’s disability, the Optionee’s retirement or Cause, and unless otherwise determined by the Administrator, any portion of this Stock Option outstanding on such date may be exercised, to the extent exercisable on the date of termination, for a period of three months from the date of termination or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of termination shall terminate immediately and be of no further force or effect. Notwithstanding the foregoing, in the event of termination of the Optionee’s service as an employee of the Company or a Subsidiary by the Company or such Subsidiary without Cause, this Stock Option shall be immediately vested and exercisable with respect to a pro-rated portion of this Stock Option, calculated based on the number of days during the applicable vesting period(s) from the Grant Date through the date of termination.
The Administrator’s determination of the reason for termination of the Optionee’s employment shall be conclusive and binding on the Optionee and his or her representatives or legatees.
4.     Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
5.     Transferability. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.
6.     Tax Withholding. The Optionee shall, not later than the date as of which the exercise of this Stock Option becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Optionee may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due.
7.     No Obligation to Continue Employment. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Optionee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Optionee at any time.
8.     Clawback. If the Company or its Subsidiaries terminate the Optionee’s service relationship due to the Optionee’s gross negligence or willful misconduct (whether or not such actions also constitute Cause hereunder) which conduct, directly or indirectly results in the Company preparing an accounting restatement, and/or if the Optionee breaches any provision of the Non-Solicitation Agreement (or, if applicable, such other agreement referenced in the introductory paragraph, above), this entire Stock Option, whether or not vested, as well as the Option Shares issued upon exercise of this Stock Option (and any gains thereon) shall be subject to forfeiture, recovery and “clawback.”

9.     Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

Boston Private Financial Holdings, Inc.

By:
Title:
The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:
Optionee's Signature

Optionee's name: